SCHEDULE 14A

                     Information Required in Proxy Statement


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_]     Definitive Proxy Statement
[_]     Definitive Additional Materials
[_]     Soliciting Material Pursuant to Rule
         14a-11(c) or Rule 14a-12
[_]     Confidential, for use of the
         Commission Only (as permitted by
         Rule 14a-6(e)(2))

                        NATIONAL HOME HEALTH CARE CORP.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

      (1)   Title of each class of securities to which transaction applies:


            -------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:


            -------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


            -------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:


            -------------------------------------------------------------------

      (5)   Total fee paid:


            -------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:


            -------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:


            -------------------------------------------------------------------

      (3)   Filing Party:


            -------------------------------------------------------------------

      (4)   Date Filed:


            -------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held December 9, 1996
                                 ---------------

TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

           The Annual Meeting of Stockholders of National Home Health Care Corp. (the "Company") will be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Monday, December 9, 1996, for the following purposes:

           (1) To elect five Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified; and

           (2) To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

           A Proxy Statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended July 31, 1996 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 8, 1996 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the offices of the Company, located at 700 White Plains Road, Scarsdale, New York 10583.


                                             By Order of the Board of Directors,

                                                      Steven Fialkow
                                                        Secretary

Scarsdale, New York
November 11, 1996

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.
                              700 White Plains Road
                            Scarsdale, New York 10583
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

           This Proxy Statement is furnished in connection with the solicitation by the board of directors (the "Board of Directors") of National Home Health Care Corp. (the "Company") of proxies in the form enclosed. Such proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York, at 10:00 A.M. on Monday, December 9, 1996 (the "Meeting") and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

           The principal executive offices of the Company are located at 700 White Plains Road, Scarsdale, New York 10583. This Proxy Statement and accompanying form of proxy are being mailed on or about November 11, 1996 to all stockholders of record on November 8, 1996 (the "Record Date").

           Any stockholder giving a proxy has the power to revoke the same at any time before it is voted. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted in favor of the election of the five nominees for director named herein.


                                VOTING SECURITIES

           Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 4,806,907 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

           Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth certain information regarding the beneficial ownership of Common Stock at November 1, 1996 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iv) all directors and executive officers of the Company as a group:


NAME AND ADDRESS                      AMOUNT AND NATURE                PERCENT
OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP (1)          OF CLASS
-------------------              -----------------------              --------

Frederick H. Fialkow                    1,472,717 (2)                    30.2%
700 White Plains Road
Scarsdale, Ny 10583

Bernard Levine, M.d.                     668,900 (3)                     13.9%
P.o. Box 2635
La Jolla, Ca 92038

Steven Fialkow                            73,886 (4)                      1.5%
700 White Plains Road
Scarsdale, Ny 10583

Ira Greifer, M.d.                         45,000 (3)                      (10)
1825 Eastchester Road
Bronx, Ny 10461

Robert C. Pordy, M.d.                       1,000                         (10)
340 Kingsland Street
Nutley, Nj   07110

Thomas A. Smith                           26,390 (5)                      (10)
57 Plains Road
Milford, Ct 06460

Richard Garofalo                          49,583 (6)                      1.0%
99 Rustic Avenue
Medford, Ny 11763

Robert P. Heller                          22,895 (7)                      (10)
617 Fir Court
Norwood, Nj 07648

NAME AND ADDRESS                      AMOUNT AND NATURE                PERCENT
OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP (1)          OF CLASS
-------------------              -----------------------              --------

Trafalger Management                    390,000 (8)                       8.1%
N.v.1-7 Willenstad
Curacao, Netherlands Antilles

All executive officers and directors,  2,360,371 (9)                     47.4%
as a group (8 persons)
------------------------------------

(1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of December 31, 1995 (the 1996 allocation under the Savings Plan has not yet been determined). Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions.

(2) Does not include 500 shares of Common Stock owned by Mr. Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership. Includes 75,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 49,667 allocated to Mr. Fialkow's account under the Savings Plan.

(3) Includes 5,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan.

(4) Includes 42,468 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 25,918 shares allocated to Mr. Steven Fialkow under the Savings Plan.

(5) Includes 10, 000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 16,390 allocated to Mr. Smith's account under the Savings Plan.

(6) Includes 20,468 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 27,615 shares allocated to Mr. Garofalo's account under the Savings Plan.

(7) Includes 15,000 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 7,895 allocated to Mr. Heller's account under the Savings Plan.

(8) The amount and nature of beneficial ownership of these shares by Trafalger Management, N.V. ("Trafalger") is based solely on the records of the Company's transfer agent, American Stock Transfer & Trust Company. Trafalger has the power to vote, direct the vote, dispose of, or direct the disposition of, these shares. The Company's Board of Directors has no independent knowledge of the accuracy or completeness of the information set forth by such transfer agent, but has no reason to believe that such information is not complete or accurate.

(9) Includes 172,936 shares of Common Stock which may be acquired pursuant to currently exercisable options granted under to 1992 Plan and 127,485 shares under the Savings Plan.

(10)       Less than 1%.

                              ELECTION OF DIRECTORS

           Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D., and Robert C. Pordy, M.D. to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the Board of Directors.

EXECUTIVE OFFICERS AND DIRECTORS

           The following table sets forth certain information concerning the nominees for director and executive officers of the Company:

                                     YEAR FIRST
                                     ELECTED OR
                                     APPOINTED        PRESENT POSITION
       NAME                AGE        DIRECTOR        WITH THE COMPANY
       ----                ---        --------        ----------------
Frederick H. Fialkow        65          1985         Chairman of the Board of Directors, President and
                                                     Chief Executive Officer

Bernard Levine, M.D.        68          1983         Director

Steven Fialkow              37          1991         Secretary and Director of the Company and Executive
                                                     Vice President of New England Home Care, Inc.

Ira Greifer, M.D.           65          1983         Director

Robert C. Pordy, M.D.       39          1995         Director

Thomas A. Smith             39           --          President of New England Home Care, Inc.

Richard Garofalo            45           --          President of Health Acquisition Corp.

Robert P. Heller            35           --          Vice President of Finance and Chief Financial Officer
                                                     of the Company

           The Company's directors are elected at each Annual Meeting of Stockholders of the Company to serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. The terms of office of all officers and directors expire at the time of the annual meeting each year.

           Frederick H. Fialkow has been President and Chief Executive Officer of the Company as well as Chairman of the Board of Directors since February 1988. He has been a Director of the

Company since April 1985. Mr. Fialkow served as Executive Vice President of the Company from March 1985 through January 1988 and as President of National HMO (New York), Inc., the Company's wholly-owned subsidiary, from August 1984 until January 1988. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. Frederick H. Fialkow is the father of Steven Fialkow and the father-in-law of Thomas A. Smith.

           Bernard Levine, M.D., has been a Director of the Company since July 1983. For more than the past 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-speciality in Allergy and Immunology. D. Levine also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

           Steven Fialkow has served as Secretary of the Company since September 1995. He has served as Executive Vice President of New England Home Care, Inc. since August 1995 and as a Director of the Company since December 1991. Prior thereto he served as Executive Vice President of Health Acquisition Corp. from May 1994 to August 1995. He has served as President of National HMO (New York), Inc. from April 1989 to April 1994 and Vice President of National HMO (New York) Inc. from August 1984 to March 1989. Steven Fialkow is a certified public accountant. Mr. Fialkow also is a director of SunStar Healthcare, Inc., a publicly-held company that provides managed healthcare services. He is the son of Frederick H. Fialkow and the brother-in-law of Thomas A. Smith.

           Ira Greifer, M.D. has been a Director of the Company since July 1983. He has been a Director, Department of Pediatrics at the Hospital of Albert Einstein College of Medicine since 1966. He is also a Professor of Pediatrics at the Albert Einstein College of Medicine.

           Robert C. Pordy, M.D., has been a director of the Company since December 1995. Since April 1993, Dr. Pordy has served as Director of International Cardiovascular Clinical Research at Hoffman-La Roche Inc., a biopharmaceutical Company. From June 1990 until March 1993 he served as an Associate Director at Hoffman-LaRoche Inc.

           Thomas A. Smith has served as President of New England Home Care, Inc. since August 1995. Prior thereto, he served as Executive Vice President of Health Acquisition Corp. from August 1991 until August 1995. From September 1989 to July 1991, he was Director of Corporate Development of the Company. From January 1988 to August 1989, Mr. Smith served as Vice- President of National HMO (New York), Inc. Mr. Smith is the son-in-law of Frederick H. Fialkow and the brother-in-law of Steven Fialkow.

           Richard Garofalo has served as President of Health Acquisition Corp., a wholly-owned subsidiary of the Company, since January 1988.

           Robert P. Heller, a certified public accountant, has served as Vice President of Finance and Chief Financial Officer of the Company since March 1989. Prior thereto, and for more than four years, he was an employee of Richard
A. Eisner & Company, LLP, a firm of certified public accountants, who are the Company's independent auditors.

MEETINGS OF THE BOARD OF DIRECTORS

           The Board of Directors held four meetings during the fiscal year ended July 31, 1996 ("fiscal 1996") and acted by unanimous consent on two occasions. Each director attended at least 75% of (i) all of the meetings of the Board of Directors during fiscal 1996 and (ii) all of the meetings of all the Committees on which he served.

           The Company's Audit Committee is currently composed of Drs. Levine, Pordy and Greifer. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee held one meeting during fiscal 1996; in addition, its members met informally from time to time.

           The Compensation Committee is composed of Drs. Greifer and Levine. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee held one meeting during fiscal 1996 and acted by unanimous consent on one occasion.

           The Nominating Committee is composed of Mr. Frederick H. Fialkow and Drs. Greifer, Levine and Pordy. Its function is to recommend nominees for the Board of Directors. The Nominating Committee did not meet formally during fiscal 1996; however, its members met informally from time to time.

           The Quality Assurance Committee is composed of Drs. Greifer and Levine. Its function is to review and recommend to the Board of Directors policies, practices and procedures relating to quality assurance in connection with health care services. The Quality Assurance Committee did not meet formally during fiscal 1996; however, its members met informally from time to time.

EXECUTIVE COMPENSATION

               The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for the 1996 fiscal year exceeds $100,000, for services rendered in all capacities to the Company and its subsidiaries:

NAME AND PRINCIPAL POSITION                                                         LONG-TERM
                                                           ANNUAL COMPENSATION     COMPENSATION
                                                           -------------------     ------------
                                                                                    SECURITIES
                                                                                    UNDERLYING       ALL OTHER
                                            YEAR       SALARY        BONUS           OPTIONS     COMPENSATION (2)
                                            ----       ------        -----           -------     ----------------
Frederick H. Fialkow
  Chairman of the Board, President          1996      $285,000    $82,803 (1)             --          $4,750
  and Chief Executive Officer               1995       285,000         --             75,000           4,000
  National Home Health Care Corp.           1994       285,000         --                 --           4,000

Richard Garofalo                            1996       126,787     97,839                 --           5,000
  President of                              1995       120,750     54,106             42,468           5,000
  Health Acquisition Corp.                  1994       115,000     44,513                 --           5,000

Steven Fialkow
  Secretary; Executive Vice                 1996       109,394         --                 --           4,520
  President of New England Home             1995        98,280         --             42,468           2,540
  Care, Inc.                                1994        93,600         --                 --           3,162

Robert P. Heller
  Vice President of Finance and             1996       103,710         --                 --           1,201
  Chief Financial Officer                   1995        94,846         --             25,000             998
                                            1994        90,400         --                 --             891

Thomas A. Smith                             1996       109,357         --                 --           3,430
  President of                              1995        98,280         --             35,000              --
  New England Home Care, Inc.               1994        93,600         --                 --             976

----------------------

(1) Includes $47,255 which represents the payment of the cost of living increase in salary compensation for the last three fiscal years payable pursuant to Mr. Fialkow's employment agreement with the Company.

(2) Represents the Company's matching contribution to each individual as deferred compensation under the Company's Savings Plan pursuant to
           Section 401(k) of the Internal Revenue Code of 1986, as amended.

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

           The Company did not grant any options to the individuals listed in the Summary Compensation Table during the 1996 fiscal year.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
---------------------------------------------------------------------

           The following table contains information at July 31, 1996, relating to the number of options exercised during the 1996 fiscal year and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.

                                                          Number of Securities
                                                         Underlying-Unexercised      Value of Unexercised
                            Shares                       Options-at-Fiscal Year      in-the-Money Options
                           Acquired                                End                at Fiscal Year End
                         on Exercise        Value             Exercisable-/              Exercisable-/
Name                         (#)         Realized($)          Unexercisable            Unexercisable(1)
---------------          -----------     -----------      ---------------------      --------------------
Frederick H. Fialkow         ----            ----              75,000 / 0                $247,537 / 0
Steven Fialkow               ----            ----              42,468 / 0                $151,292 / 0
Richard Garofalo            22,000         $85,250             20,468 / 0                 $72,917 / 0
Thomas A. Smith             25,000         $96,875             10,000 / 0                 $35,625 / 0
Robert P. Heller            10,000         $38,750             15,000 / 0                 $53,437 / 0

------------------

(1) Determined based on the fair market value of underlying securities (the closing bid price ($6 3/16) of Common Stock on the Nasdaq National Market) at fiscal year end (July 31, 1996), minus the exercise price.

STANDARD REMUNERATION OF DIRECTORS

           The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

EMPLOYMENT AND RELATED AGREEMENTS

           Frederick H. Fialkow. Effective April 30, 1993, the Company entered into an amended and restated five-year employment agreement with Mr. Fialkow pursuant to which he is employed as the Company's President and Chief Executive Officer. Mr. Fialkow may terminate the agreement, without liability, at any time upon at least one year prior written notice. The agreement is automatically renewable for an additional five-year period, unless terminated at the option of either party, and provides for an annual salary of $285,000, subject to a cost of living adjustment. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before income taxes) in such year in which the consolidated net income is in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $4,184 representing the amount of his annual contribution under the Company's Premium Conversion Plan.

           Steven Fialkow. Effective as of August 1, 1993, and amended as of July 1, 1996, the Company entered into an employment agreement with Mr. Steven Fialkow. Pursuant to the agreement, Mr. Fialkow currently is employed as an executive officer of the Company at an annual salary of $120,750. The employment agreement provides for a 5% increase over the initial rate during each subsequent 12-month period. In addition, the employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $4,184.00 representing the amount of his annual contribution under the Company's Premium Conversion Plan. Mr. Fialkow receives additional benefits that are generally provided other employees of the Company and a change of control bonus generally equal to six months' salary. The employment agreement expires on July 31, 1997.

           Richard Garofalo. Effective as of August 1, 1993, and amended as of July 1, 1996, the Company entered into an employment agreement with Mr. Garofalo. Pursuant to the agreement, Mr. Garofalo currently is employed as an executive officer of the Company at an annual salary of $157,500. The employment agreement provides for a 5% increase over the initial rate during each subsequent 12-month period. In addition, the employment agreement provides for the Company to pay Mr. Garofalo the approximate sum of $5,610 representing the amount of his annual contribution under the Company's Premium Conversion Plan. Mr. Garofalo receives additional benefits that are generally provided other employees of the Company and a change of control bonus generally equal to six months' salary. The employment agreement expires on July 31, 1997.

           Thomas A. Smith. Effective as of August 1, 1993, and amended as of July 1, 1996, the Company entered into an employment agreement with Mr. Smith. Pursuant to the agreement, Mr. Smith currently is employed as an executive officer of the Company at an annual salary of $120,750. The employment agreement provides for a 5% increase over the initial rate during each subsequent 12-month period. In addition, the employment agreement provides for the Company to pay Mr. Smith the approximate sum of $5,610.00 representing the amount of his annual contribution under the Company's Premium Conversion Plan. Mr. Smith receives additional benefits that are generally provided other employees of the Company and a change of control bonus generally equal to six months' salary. The employment agreement expires on July 31, 1997.

           Robert P. Heller. Effective July 1, 1996, the Company entered into an employment agreement with Mr. Heller pursuant to which he is employed as Vice President of Finance and Chief Financial Officer of the Company. The agreement has a term of one year and currently provides for an annual salary of $112,350 with a 5% increase over the initial rate during each subsequent 12-month period. In addition, the employment agreement provides for the Company to pay Mr. Heller the approximate sum of $5,610 representing the amount of his annual contribution under the Company's Premium Conversion Plan. Mr. Heller receives additional benefits that are generally provided other employees of the Company and a change of control bonus generally equal to six months' salary.

           Each of the employment agreements summarized above contains confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his term of employment. Each agreement also contains certain non-competition provisions that preclude each individual from competing with the Company for a period of one year (six months in the case of Mr. Heller) from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Compensation Committee of the Company's Board of Directors are Drs. Ira Greifer and Bernard Levine, non-employee directors. No members of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

               The following graph compares the cumulative return to holders of Common Stock for the five years ended July 31, 1996 with the National Association of Securities Dealers Automated Quotation System Market Index and a SIC group index (1) for the same period. The comparison assumes $100 was invested at the close of business on August 1, 1991 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.

              [GRAPHICS INTENTIONALLY REPLACED WITH TABULAR CHART]

                                                 FISCAL YEAR ENDING
COMPANY                        1991      1992      1993      1994      1995      1996
-------------------------------------------------------------------------------------
NATIONAL HOME HEALTH CARE    100.00    145.83     75.00     91.67    120.83    200.00
INDUSTRY INDEX               100.00    101.48     76.00     73.54     82.08     68.71
BROAD MARKET                 100.00    102.46    127.27    138.88    170.19    185.53
-------------------------------------------------------------------------------------


------------------------------------
(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Amedisys Inc., Apria Healthcare Group, The Care Group Inc., Caretenders Healthcorp, Coram Healthcare, DSI Industries Inc., DYNACQ International Inc., Healthdyne Inc., Hospital Staffing Services, In Home Health Inc., Infu-Tech Inc., Medical Innovations Inc., Medquist Inc., Numed Home Health Care, Option Care Inc., Pacific Rehab & Sports, Pediatric Services of America, Physician CP of America, Quantum Health Resources, Rotech Medical CP, Staff Builders Inc., Telmed Inc., Tokos Medical CP, U.S. Homecare CP, Vivra Inc. and Wellpoint Health Network.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION



           OVERVIEW AND PHILOSOPHY

           The Compensation Committee of the Board of Directors is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

           The objectives of the Company's executive compensation program are to:

                      * Support the achievement of desired Company performance

                      * Provide compensation that will attract and retain superior talent and reward performance

           The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

           EXECUTIVE OFFICER COMPENSATION PROGRAM

           The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance - base bonuses and various benefits, including medical and pension plans generally available to employees of the Company.

               BASE SALARy

           Base salary levels for the Company's executive officers are competitively set relative to companies in the health care industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

               STOCK OPTION PROGRAM

           The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to Directors who are not employees of the Company.

           The 1992 Stock Option Plan authorizes the Compensation Committee to award key executives stock options. Options granted under the plan may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

               BENEFITS

           The Company provides to executive officers, medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1996.

               BONUS

           Following consultations with its financial advisor and in light of the Compensation Committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

               CHIEF EXECUTIVE OFFICER COMPENSATION

           Mr. Frederick H. Fialkow was appointed to the position of Chief Executive Officer in February 1988. His initial base salary was $200,000.
Effective January 1, 1990, Mr. Fialkow's salary was increased to $250,000 per year. Effective April 30, 1993, the Company entered into an amended and restated five year employment agreement providing for an annual salary of $285,000, subject to a cost of living adjustment. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 5% of the Company's consolidated net income (before certain taxes) in such year in excess of $3,000,000, provided that the bonus may not exceed $150,000 in any year. Further, Mr. Fialkow's employment agreement provides for the Company to pay Mr. Fialkow the approximate sum of $4,184 representing the amount of his annual contribution under the Company's Premium Conversion Plan.

                                           Ira Greifer, M.D.
                                           Bernard Levine, M.D.

                                           Members of the Compensation Committee

           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           A lease for office premises maintained by Health Acquisition Corp., a wholly-owned subsidiary of the Company, located in Queens, New York is with a company owned (in whole or in part) and controlled by the Company's Chairman of the Board of Directors, President and Chief Executive Officer, which company also is owned in part by a director of the Company who is also the Executive Vice President of New England Home Care, Inc. Rent expense under such lease is approximately $120,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.


           STOCKHOLDER PROPOSALS FOR 1997

           Stockholders wishing to present proposals at the 1997 Annual Meeting of Stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 1997 Annual Meeting of Stockholders must submit their proposals to the Company in writing on or before July 15, 1997.


           VOTING REQUIREMENTS

           Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.


           OTHER MATTERS

           The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matters required a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                                              By Order of the Board of Directors


                                                       Steven Fialkow
                                                       Secretary

Dated: Scarsdale, New York
       November 11, 1996

                                                                           PROXY
                                                                           -----

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

           The undersigned Stockholder of Common Stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 9, 1996, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner.

           (1)        Election of directors

                      |_|        FOR  all  nominees   listed  below  (except  as
                                 indicated)

                      |_| WITHHOLD authority to vote for all nominees listed below

           TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

           Frederick H. Fialkow
           Steven Fialkow
           Ira Greifer, M.D.
           Bernard Levine, M.D.
           Robert C. Pordy, M.D.

           (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.








                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


                                                Dated:  __________________, 1996


                                                ________________________________
                                                           Signature

                                                ________________________________
                                                           Print Name

                                                ________________________________
                                                      (Title, if appropriate)


This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.

        TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
             SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                                ENCLOSED ENVELOPE